Exhibit 10.1

Execution Version

SPONSOR EQUITY RESTRUCTURING AGREEMENT

by and among

Niska Gas Storage Partners LLC,

and

Niska Sponsor Holdings Coöperatief U.A.

Dated as of April 2, 2013

SPONSOR EQUITY RESTRUCTURING AGREEMENT

THIS SPONSOR EQUITY RESTRUCTURING AGREEMENT (this “Agreement”) dated as of April 2, 2013 (the “Closing Date”), is entered into by and among Niska Gas Storage Partners LLC, a Delaware limited liability company (the “Company”) and Niska Sponsor Holdings Coöperatief U.A., a coöperatief formed in the Netherlands (“Sponsor Holdings”).

RECITALS

A.                                    Niska Gas Storage Management LLC (the “Manager”) is the managing member of the Company and holds a 1.98% Managing Member Interest in the Company, as defined in the Current Operating Agreement (as defined below).

B.                                    Sponsor Holdings holds all of the Membership Interests in the Company defined in the Current Operating Agreement as “Incentive Distribution Rights” (the “Former IDRs”) and “Subordinated Units” (“Subordinated Units”), of which 33,804,745 Subordinated Units are issued and outstanding.

C.                                    Sponsor Holdings and the Company have agreed to the combination and restructuring of all of the Former IDRs and Subordinated Units as the Membership Interests in the Company defined in the Revised Operating Agreement as the “Incentive Distribution Rights” (the “IDRs”).

D.                                    Concurrently with the execution of this Agreement, the Manager will amend and restate the First Amended and Restated Operating Agreement of the Company, dated as of May 17, 2010 (as amended, the “Current Operating Agreement”)  to  reflect the combination and restructuring of the Former IDRs and the Subordinated Units as the IDRs (such amended and restated agreement, which may include certain other changes approved by the Manager and the Board of Directors, as delegee of the management powers of the Manager, being referred to as the “Revised Operating Agreement”).

E.                                     The execution and adoption of the Revised Operating Agreement and the combination and restructuring of the Former IDRs and Subordinated Units as the IDRs (collectively, the “Transactions”) are conditioned on each other.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties undertake and agree as follows:

ARTICLE I

DEFINITIONS

“Agreement” has the meaning given such term in the Preamble.

“Closing Date” has the meaning given such term in the Preamble.

“Current Operating Agreement” has the meaning given such term in the Recitals.

“Former IDRs” has the meaning given such term in the Recitals.

“IDRs” has the meaning given such term in the Recitals.

“Manager” has the meaning given such term in the Preamble.

“Managing Member Interest” has the meaning given to such term in the Current Operating Agreement and the Revised Operating Agreement.

“Revised Operating Agreement” has the meaning given such term in the Recitals.  The Revised Operating Agreement shall be in substantially the form attached hereto as Exhibit 1.

“Securities Act” has the meaning given such term in Section 3.2(c).

“Sponsor Holdings” has the meaning given such term in the Recitals.

“Subordinated Units” has the meaning given such term in the Recitals.

“Transactions” has the meaning given such term in the Recitals.

“Units” means limited liability company interests in the Company defined in the Current Operating Agreement and the Revised Operating Agreement as “Common Units.”

ARTICLE II

THE TRANSACTIONS

Section 2.1                                    Combination and Restructuring of Former IDRs and Subordinated Units as the IDRs.   Sponsor Holdings and the Company hereby agree to combine and restructure the Former IDRs and the Subordinated Units held by Sponsor Holdings as the IDRs with the terms described in the Revised Operating Agreement. Such combination and restructuring shall be deemed to have occurred immediately upon execution of the Revised Operating Agreement.

Section 2.2                                    Operating Agreement.  Concurrently with the execution of this Agreement, the Manager shall execute, deliver and adopt the Revised Operating Agreement.  Immediately upon execution of the Revised Operating Agreement, the Former IDRs and the Subordinated Units shall be combined into and restructured as the IDRs and the Former IDRs and the Subordinated Units shall cease to exist.

Section 2.3                                    Further Assurances. The Company and Sponsor Holdings agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the sponsor equity restructuring contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1                                    Company.  The Company represents and warrants to Sponsor Holdings as follows:

(a)                                 the Company is a limited liability company duly formed and is validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its terms;

(b)                                 the Company has taken all action as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Transactions and the performance of its obligations hereunder and has obtained “Special Approval,” as defined in the Current Operating Agreement, for such actions.  This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

(c)                                  none of the execution and delivery hereof, the performance of the Company’s obligations hereunder nor the consummation of the Transactions will violate or contravene any applicable law or regulation or the Current Operating Agreement or any of the Company’s material agreements;

(d)                                 on the Closing Date, the IDRs and the limited liability company interests represented thereby will have been duly and validly authorized and will be duly and validly issued and fully paid (to the extent required under the Revised Operating Agreement) and non-assessable; and

(e)                                  on the Closing Date and prior to the issuance of the IDRs, the issued and outstanding limited liability company interests of the Company consist of the Managing Member Interest, the Former IDRs, 33,804,745 Subordinated Units and 34,492,245 Common Units.  Except as contemplated by this Agreement or as are contained in the Revised Operating Agreement, there are no outstanding or authorized options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Company or any of its subsidiaries to issue, transfer or sell any equity interests in the Company or any of its subsidiaries or securities convertible into or exchangeable for such equity interests.

Section 3.2                                    Sponsor Holdings.  Sponsor Holdings, represents and warrants to the Company as follows:

(a)                                 Sponsor Holdings is a coöperatief duly formed and in good standing under the laws of the Netherlands and has the power and authority to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its terms;

(b)                                 this Agreement constitutes a legal, valid and binding obligation of Sponsor Holdings, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

(c)                                  none of the execution and delivery hereof, the performance of Sponsor Holdings’ obligations hereunder nor the consummation of the Transactions will violate or contravene any applicable law or regulation, the organizational documents of Sponsor Holdings or any of its material agreements;

(d)                                 Sponsor Holdings is the beneficial and record holder of the Former IDRs and Subordinated Units and Sponsor Holdings has good and valid title to the Former IDRs and Subordinated Units, free and clear of all liens, encumbrances or other claims; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by Sponsor Holdings of the Former IDRs or Subordinated Units, except as set forth in the Current Operating Agreement.

ARTICLE IV

CONDITIONS

Section 4.1                                    Conditions to Obligations of Each Party.  Notwithstanding any other provision of this Agreement, the respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment of the condition that no order shall have been entered and remained in effect in any action or proceeding before any federal, foreign, state or provincial court or governmental agency or other federal, foreign, state or provincial regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated herein.

Section 4.2                                    Conditions to Obligations of the Company.  Notwithstanding any other provision of this Agreement, the obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment of the condition that the agreements and covenants of Sponsor Holdings to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed.

Section 4.3                                    Conditions to Obligations of Sponsor Holdings.  Notwithstanding any other provision of this Agreement, the obligations of Sponsor Holdings to effect the transactions contemplated by this Agreement shall be subject to the fulfillment of the condition that the agreements and covenants of the Company to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed.

ARTICLE V

MISCELLANEOUS

Section 5.1                                    Governing Law.  The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

Section 5.2                                    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

Section 5.3                                    Amendments.  All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the parties to this Agreement.

Section 5.4                                    Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns.  This Agreement shall not be assignable by any party hereto, except with the prior written consent of the other parties hereto.

Section 5.5                                    Benefits of Agreement Restricted to Parties.  This Agreement is made solely for the benefit of the parties to this Agreement, and no other person (including employees) shall have any right, claim or cause of action under or by virtue of this Agreement.

Section 5.6                                    Severability.  In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the parties to this Agreement, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

Section 5.7                                    Titles.  The article, section and paragraph titles in this Agreement are only for purposes of convenience and do not form a part of this Agreement and will not be taken to qualify, explain, or affect any provision thereof.

Section 5.8                                    Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by facsimile or electronic mail and shall be deemed to have been duly given three business days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to the Company, at

Niska Gas Storage Partners LLC
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention:  General Counsel
Fax:  1-866-452-8832

if to Sponsor Holdings, at

Niska Sponsor Holdings Coöperatief U.A.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention:   General Counsel
Fax:  1-866-452-8832

with a copy to

Riverstone Holdings LLC
712 Fifth Ave. 51st Floor
New York, NY 10019
Attention:  Olivia Wassenaar
Fax:  1-212-993-0077

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto effective as of the day and year first above written.

NISKA GAS STORAGE PARTNERS LLC

By:	/s/ Jason Dubchak
Name:	Jason A. Dubchak
Title:	VP, General Counsel & Corporate Secretary

NISKA SPONSOR HOLDINGS COÖPERATIEF U.A.

By:	/s/ Jason Dubchak
Name:	Jason A. Dubchak
Title:	Managing Director A

By:	/s/ T. Huisman
Name:	Tjalling Huisman
Title:	Managing Director B

EXHIBIT 1

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT OF
NISKA GAS STORAGE PARTNERS LLC

(see attached)